Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

UHS of Delaware, Inc. (“UHS” or “Employer”) and Marvin Pember (“Employee”) (together, “Parties”) enter into this Separation Agreement and General Release (“Agreement”) effective as of December 31, 2022 (“Effective Date”).

WHEREAS, UHS and Employee are party to that certain Offer Letter dated June 26, 2011 (“Offer Letter”), pursuant to which Employee has been employed on an at-will basis; and

WHEREAS, the Parties have decided to terminate their employment relationship on an amicable basis and provide certain severance benefits to Employee in recognition of his service and in exchange for a full release of claims.

NOW THEREFORE, in consideration of the mutual covenants and representations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Termination of Employment.

Employee’s employment with UHS shall terminate on December 31, 2022 (“Termination Date”).  After the Termination Date, Employee shall cease to hold any position with UHS or its affiliates, whether as an employee, officer, director or otherwise.

2.Consideration.

In connection with Employee’s separation from employment and in consideration for Employee’s undertakings and obligations agreed to herein, Employee shall be compensated as follows:

(a)Severance Pay: Employee shall be paid at the rate of $33,333.00 per full month ($400,000 annualized), less applicable taxes and deductions, each month through the first anniversary of this Agreement.

(b)Bonus: Employee will be eligible for 2022 annual cash incentive in accordance with his pre-established, specified bonus formulae which is computed as follows: (i) 25% of his annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of his annual salary based upon the achievement of the acute care divisional income targets. If the minimum thresholds for the pre-established corporate performance criteria and the acute care divisional income targets are not achieved; the Employee will be entitled to no annual cash incentive bonus for 2022.

(c)Stock Options:  The stock option agreements issued to Employee heretofore will be used to administer Employee’s stock options after the Termination Date, except that all unvested stock options granted prior to the Termination Date will continue to vest until April 1, 2023, and Employee will have the right to exercise unexpired stock options, that have vested as of April 1, 2023, in accordance with those agreements until April 1, 2024.  All stock options that remain unvested as of April 1, 2023 will be cancelled as of the Termination Date.  After April 1, 2024, all stock option agreements will be voided and all unexercised stock options shall be cancelled immediately.  Further, after the Termination Date, Employee shall not be eligible for any new or additional stock option or restricted stock grants.

(d)Performance-Based Restricted Stock Units:  All of the performance-based restricted stock units awarded to the Employee on March 23, 2022, which were scheduled to be earned based on the cumulative three-year growth in the Company’s consolidated earnings before interest, taxes and depreciation & amortization, as compared to a range of pre-established three-year growth thresholds, will be cancelled as of the Termination Date, and the Employee shall have no future rights in connection with this award.

(e)Medical Benefits Continuation:  Regardless of whether Employee signs this Agreement, he may be eligible to continue applicable medical coverage under COBRA in accordance with his applicable medical benefits plan. As additional consideration for Employee’s undertakings in this Agreement, if Employee elects to continue his medical benefits coverage under COBRA, UHS will reimburse Employee for that portion of the COBRA premium that exceeds the contribution Employee would have made had he remained an active employee, up to and including the earlier of: (i) the date upon which Employee enrolls in Medicare or secures health insurance benefits pursuant to employment permitted by this Agreement or (ii) one year following the Termination Date.  Payments made under this subsection shall be subject to applicable tax withholdings.

(f)Other Benefits: Employee’s participation in the Employer’s employment fringe benefit plans including but not limited to the supplemental deferred compensation plan, ERIP, 401(k) plan, life and disability insurance, will cease as of the Termination Date or as such time as may be prescribed by the benefits plan documents.  In addition, UHS will pay employee Nineteen Thousand Three Hundred Eleven Dollars and Eleven Cents ($19,311.11), representing the balance of his accrued, unused vacation pay.

3.Release of All Claims.

In consideration for the benefits described in Sections 2(a)-(c) of this Agreement, to which Employee acknowledges and agrees he would not be entitled without participating in this Agreement, Employee agrees to the following:

(a)Employee, on behalf of himself and his heirs, assigns and estate, hereby agrees to and does forever give up any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs (except as otherwise provided hereunder), losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”) that he may have against UHS including its ultimate corporate parent, Universal Health Services, Inc, and any and all subsidiaries thereof, affiliates, divisions, controlling or related entities, predecessors, successors, and all of their past, present, and future officers, directors, partners, shareholders, owners, employees, agents, representatives, insurers, employee benefit plans (including such plans’ sponsors, administrators and fiduciaries) (collectively, the “Releasees”) relating to Employee’s terms and conditions of employment and his separation from employment as of the date Employee executes this Agreement.  This means that Employee is agreeing to release and forever discharges the Employer and the Releasees from any and all Claims, including but not limited to the following:

(i)all Claims for monetary recovery or other relief arising under any federal, state or local law prohibiting discrimination or retaliation based upon any protected characteristic or activity including but not limited to Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 through 1988 of Title 42 of the United States Code; the Americans with Disabilities Act, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act, as amended (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”) the Genetic Information Nondiscrimination Act of 2008 (“GINA”); and/or any other federal or state human rights, “whistleblower” and/or any other federal, state or local laws or regulations prohibiting employment discrimination or protecting employee rights;

(ii)all Claims for monetary recovery or other relief arising under any federal, state or local law governing leaves, the payment of wages, benefits, and other compensation, and/or governing workplace safety, health, working standards and conditions (e.g. meal periods), including but not limited to all Claims arising under the Family and Medical Leave Act, the Occupational Health and Safety Act, as amended, the Workers Adjustment and Retraining Notification Act (WARN), and the Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan), or any other claims arising under any other federal, state or local law, regulation or ordinance;

(iii)all claims based upon public policy, contract, tort, or common law, including but not limited to, all Claims for wrongful termination, invasion of privacy, defamation, breach of contract (including without limitation the Offer Letter and any other agreement between the Parties), interference with business or contractual relations,  and infliction of emotional distress and any allegation for costs, fees, or other expenses, including attorneys' fees incurred in these matters;

(iv)all claims, complaints or actions under the jurisdiction of federal, state or local departments of public health or other federal, state or local administrative or regulatory agencies and any matter under the jurisdiction of The Joint Commission or similar deeming agency; and

(v)all Claims for monetary recovery or other relief arising under any federal, state, or local law prohibiting fraudulent conduct and/or the submission of false or fraudulent claims to a governmental entity, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the False Claims Act.

(b)Nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration or the Securities and Exchange Commission (“Government Agencies”). If any claim is not subject to release, to the extent permitted by law, you agree the consideration provided in this Agreement fully compensates you for such claims and that you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which any of the Releasees identified in this agreement is a party.

(c)Employee hereby forever releases and discharges UHS and the Releasees from any liability or obligation to reinstate him to employment or reemploy him in any capacity and Employee hereby agrees to not seek or apply for re-employment.  Notwithstanding, this provision, in the event that Employee is employed by an entity that is subsequently acquired by UHS, he will not be required to resign nor be subject to immediate termination as a result of such acquisition.

(d)Both Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency.  To the extent permitted by law, Employee agrees that if such an administrative claim is made, he shall not be entitled to recover any individual monetary relief or other individual remedies.

4.Affirmations.

Except as may be described below in Section 5, Employee affirms and acknowledges the following:

(a)Employee has not filed nor is presently a party, participant or class member with respect to any Claim against the Employer or any of the Releasees.

(b)Employee has been paid and/or have received all wages, bonuses, commissions, and/or compensation to which he is entitled. Employee agrees that the consideration under this Agreement constitutes adequate and sufficient consideration for the Claims and rights he is waiving and the obligations imposed on you by this Agreement.  Employee represents and agrees that he is not owed any additional money or compensation by UHS or any of the Releasees.

(c)Employee has not been denied any leave to which he is or was entitled under the Family and Medical Leave Act, any state or local medical or family leave law or related disability accommodation laws.

(d)Employee has no known workplace illnesses or injuries or occupational diseases and he has not filed a claim or incident report pertaining to any workplace illness or injury.

(e)Employee is not aware of any wrongdoing, illegal acts or fraud (collectively “wrongdoing”) committed by UHS or any Releasee, and he has not been retaliated against for reporting any allegations of wrongdoing by UHS or any of the Releasees.

(f)Employee is not entitled to any severance pay or benefits or other compensation except as provided in Section 2, notwithstanding any provision of the Offer Letter or any other agreement between the Parties.

(g)Employee has not been discriminated against or retaliated against due to his age, disability, race, color, sex, religion, national origin or any other classification or activity protected by law.

5.Wrongdoing or Illegal Acts.

Employee represents that he is not aware of any possible violations by Employer or any other Releasee of any federal or state laws or regulations, including but not limited to governmental reimbursement programs or the “fraud and abuse” statutes and regulations; or, if he is aware of any possible such violations, they are listed below (attach additional pages if necessary):

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Other than any conduct that may be listed above, Employee confirms that he has no knowledge, understanding or belief that any of the Releasees has engaged in any conduct that violates any federal, state or local laws or regulations, including those related to governmental reimbursement programs or fraud and abuse.  Employee affirms that he has no knowledge or information that would support an action under the False Claims Act, or state law equivalent.  In the event such a claim is filed, Employee will not maintain the action if the government declines intervention.  Employee agrees that if a compliance-based claim is brought by him pursuant to the federal or any state False Claim Act statute based on information known to him at the time of executing this Agreement, he shall not personally obtain or retain any remedy as a result of such a claim including any relator’s share or any recovery of attorneys’ fees.

6.No Admission of Wrongdoing.

The Parties agree that this Agreement shall not in any way be construed as an admission or an assertion by either Party that the other party or any Releasee has violated any law, regulation or prohibition or of any duty owed to the other.

7.Acknowledgement of Protectable Interests.

Employee acknowledges and agrees that during his tenure with UHS and especially in his capacity as a senior executive, he has been deeply involved in the planning, preparation and execution of strategies pertaining to all aspects of UHS’s acute healthcare services businesses, including marketing, finance, development, operations, personnel development and all other material aspects of the acute healthcare services business and operations of UHS, Universal Health Services, Inc. and each of their respective affiliates and subsidiaries including all healthcare operations or services in our acute care markets. (the “Protected Parties”). “Acute Care Services” includes but is not limited to any and all acute care facilities which are subsidiaries of Universal Health Services, Inc. (direct or indirect) including hospitals, ambulatory surgical centers, urgent care centers, home health, rehabilitation units, diagnostic centers and any other healthcare related facilities and operations in our acute care markets; any physician practices associated  or affiliated with Independence Physician Management (IPM) or UHS or Universal Health Services, Inc. in any manner; Prominence Health Plan and any related entities; any joint ventures between Universal Health Services, Inc. entities or subsidiaries and any joint venture partners in our acute care markets; any Accountable Care Organizations; and any joint venture managed care enterprises.  While Employee has not had direct involvement in UHS’s behavioral healthcare services, by virtue of his position, he has become aware of, and in some cases involved, in the strategies, planning and development of behavioral health services by UHS. Employee has had access to and routinely used the Company’s confidential Information as defined in Section 8 and has made relationships with the Company’s key business partners, including but not limited to suppliers, vendors, physicians and other allied health care professionals, joint venture partners, investors and investment banks, among others.  Based on the foregoing knowledge and relationships, all of which Employee acquired in connection with his employment with UHS, Employee’s employment with a competitor, or engaging in competitive activity on his own behalf or in any other capacity, would present an unfair competitive threat to the Protected Parties.  Consequently, Employee agrees that restrictions set forth in Sections 8 and 9 below are (i) an essential part of this agreement and (ii) reasonable and necessary to protect the Company’s trade secrets and Confidential Information, customer relationships, employee relationships, business opportunities, market advantage and other business interests.

8.Confidential Information.

Employee agrees that all Confidential Information that comes or has come into Employee’s possession by reason of his employment is the property of UHS and the other Protected Parties and shall not be used except in the course of employment by UHS and for the exclusive benefit of UHS and the other Protected Parties.

Employee acknowledges that the Confidential Information constitutes a unique and valuable asset of UHS and the other Protected Parties acquired at great time, effort and expense by UHS and the Protected Parties, and that any disclosure or other use of such knowledge or Confidential Information other than for the sole benefit of UHS and the other Protected Parties would be wrongful and would cause irreparable harm to UHS and the other Protected Parties. Further, Employee shall not, during Employee’s employment or thereafter, directly or indirectly, divulge, furnish, disclose or acknowledge the content of any Confidential Information to any person who is not an employee of UHS or another Protected Party authorized to possess such Confidential Information. Employee will refrain from any acts or omissions that would reduce the value of the use of such knowledge or Confidential Information to UHS or the other Protected Parties. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information that is now published or that subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Employee. “Confidential Information” means all proprietary and other information relating to the business and operations of UHS, Universal Health Services, Inc. or any of their subsidiaries or affiliates, that has not been specifically designated for release to the public by an authorized representative of UHS. Confidential Information includes, by way of illustration and without limitation, trade secrets, future business plans, marketing plans and strategies, pricing information, financial data, patient, customer and supplier information, regulatory approval strategies, new service line and contract products, and other information that was developed, assembled, gathered by, or originated with the Protected Parties for their own private use.

9.Non-Competition/Non-Interference.

(a)In exchange for the consideration referenced in Section 2, Employee agrees that, for a period of two (2) years following the Termination Date, he shall not (i) directly or indirectly solicit or encourage in any manner the resignation or re-affiliation of any employee, physician, contractor, or professional health care provider or provider organization that is employed by, or affiliated or associated with any of the Protected Parties and/or any UHS facility for which he rendered services during his employment with UHS, (ii) directly or indirectly solicit or divert patients, customers or business of any Protected Party; or (iii) attempt to influence, directly or indirectly, any person or entity to cease, reduce, alter or rearrange any business relationship with any Protected Party. As used herein, in light of the breadth and scope of Employee’s job duties and responsibilities as a senior executive of UHS, “any UHS facility for which he rendered services” would specifically include any and all acute care facilities which are subsidiaries of Universal Health Services (direct or indirect) including hospitals, ambulatory surgical centers, urgent care centers, diagnostic centers and any other healthcare related facility or operation; any physician practices associated or affiliated with Independence Physician Management (IPM) or UHS or Universal Health Services, Inc. in any manner; Prominence Health Plan and any related entities; any joint ventures between Universal Health Services, Inc. entities or subsidiaries and any joint venture partners; any Accountable Care Organizations; and any joint venture managed care enterprises.

(b)In exchange for the consideration referenced in Section 2, Employee agrees that, for a period of two (2) years following the Termination Date, he shall not compete, directly or indirectly, with any Protected Party within fifty (50) miles of any UHS facility for which he rendered services located anywhere in the United States as defined above during his employment with UHS (“Restricted Area”).  “Compete” means and includes rendering services, accepting employment, consulting, or entering into any other business relationship with any company, person, association, affiliation, consortium, or other organization that owns (directly or indirectly including private equity), manages, provides or offers health care services or contracts or agreements for health care services similar to those provided or offered by UHS or another Protected Party. This prohibition includes competing as defined above with any entity, business or organization that may conduct business through subsidiaries, affiliates or joint ventures within the Restricted Area even if there are other operations of such entity that do not operate in the Restricted Area. In addition, Employee agrees that during this period, he will not accept employment or provide services in any manner or form (employment or independent contractor) to the following companies:  Hospital Corporation of America (HCA), Tenet Healthcare (Tenet) and Community Health Systems (CHS) including any subsidiaries or affiliates of those companies, or their successors.   Notwithstanding the above restrictions, UHS agrees that Employee will be able to provide services as an employee, consultant, independent contractor or otherwise to any non-profit or public healthcare care entity or system providing acute care medical services located in the state of Arizona.  This exception is limited to Employee providing such services only in the state of Arizona.

(c)Employee acknowledges and agrees that he considers the restrictions set forth in this Section 9 to be reasonable both individually and in the aggregate, and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of UHS’s legitimate interests.  It is the desire and intent of Employee and UHS that the provisions of this Section 9 shall be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought. UHS and Employee further agree that if any particular provision or portion of this Section 9 shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. UHS and Employee further agree that in the event that any restriction herein shall be found to be void or unenforceable but would be valid or enforceable if some part or parts thereof were deleted or the period or area of application reduced, or if otherwise modified, such restriction shall apply with such modification as may be necessary to make it valid, and Employee and UHS empower a court or arbitrator hereunder of competent jurisdiction, to modify, reduce or otherwise reform such provision(s) in such fashion as to carry out the Parties’ intent to grant UHS the maximum allowable protection consistent with the applicable law and facts.

(d)The existence of any breach of this Agreement by UHS or claim of breach which Employee may have against UHS shall not constitute a defense or bar to the enforcement of any of the covenants in Sections 8 and 9.  If Employee breaches any of the covenants which have a fixed term, then such term shall be extended for a period of time equal to the period of time he was in breach of such covenant(s).

(e)Employee’s entitlement to the Consideration prescribed Section 2(a)-(c) above is contingent upon his strict adherence to the restrictions set forth in Section 8 and 9 above.  UHS may suspend payments yet to be made and/or recoup all payments made to Employee under Section 2 of this Agreement in the event of Employee’s breach or threatened breach of his obligations under this Agreement and/or upon UHS’s good faith belief of same, and, further, Employee must disgorge any gains realized from exercising stock options extended by virtue of Section 2(c) above.

10.Enforcement.

The Parties agree that a breach or threatened breach of any protective or restrictive provisions contained in Sections 8 and 9 above will cause immediate irreparable harm to UHS and the other Protected Parties for which legal remedies alone are inadequate to compensate. Therefore, Employee agrees that these provisions shall be enforceable by equitable process of injunction in addition to, but without limitation of, any monetary damages, sanctions or other legal remedies available, plus recovery by UHS or other Protected Party of its or their reasonable attorneys’ fees and expenses incurred in enforcing these provisions.

11.Communication, Professionalism and Non-Disparagement

Employee agrees to comport himself in a professional manner in his dealings, communications, and contacts concerning his employment and separation from employment with UHS. In particular, Employee agrees not to do or say anything which disparages, denigrates or defames UHS or any other Releasee or which disrupts or impairs UHS or any Releasee’s normal, ongoing business operations, or which harms the reputation of UHS or any Releasee with their employees, patients, suppliers, the public, press or other media. In the event that Employee is contacted by any media sources, publications or outlets, Employee agrees not to provide any information regarding UHS or any Releasee or any aspects of his employment or operations of

Employer and/or Universal Health Services, Inc.  In the event Employee is contacted by any media source requesting information about UHS or any Releasee, he will contact the Office of General Counsel for UHS. This provision shall not be construed to prohibit Employee from providing truthful testimony in any legal or administrative proceeding.  Further, in consideration for the benefits referenced in Section 2, at UHS’s sole discretion and direction, Employee will agree to provide statements, interviews and/or information to media sources, reporters or others as required or requested by UHS on any matters relating to Employee’s employment and operations of UHS and the other Releasees.

12.Cooperation/Future Inquiries

Employee agrees that he will cooperate fully with UHS, upon request, in relation to UHS’s and/or Releasees’ defense, prosecution or other involvement in any continuing or future claims, lawsuits, charges, and internal or external investigation(s) including any governmental investigations that may already exist or arises out of events or business matters which occurred during his employment. Such continuing duty of cooperation shall include making himself available to the Employer and its legal counsel, upon reasonable notice, for depositions, interviews, and appearances as a witness, and furnishing information to the Employer and its legal counsel upon request. Employees agrees to communicate as often as needed with Employer and its legal counsel regularly and in a timely fashion as well as attend meetings with Employer and their counsel if necessary in conjunction with this section.  Employee agrees to voluntarily testify as a witness at deposition and trial, if requested, without the need for a subpoena and even if he is outside of the distance covered by subpoena. To the extent permitted by law, Employer will reimburse him for reasonable expenses incurred in testifying, such as travel, lodging and meals. Employee expressly acknowledges and agrees that his failure to comply with the provisions of this section shall entitle the Company to repayment of any amounts paid under Section 2 and/or cessation of future payments or benefits due until and unless the breach is cured.

13.Surrender of Records and Property

Employee agrees that he will not retain or destroy, and will return to the Employer, any and all Employer property in his possession or subject to his control including, but not limited to, keys, credit and identification cards, computers, personal items, or equipment provided to him for his use, together with all written or recorded materials, including, but not limited to, all documents, computer discs, plans, records, notes, or other papers which in whole or part are relating to the affairs of the Employer or Releasees.  Employee will execute and return a signed copy of the Property Return Addendum attached hereto as Exhibit 1 on his Termination Date.

14.Confidentiality of this Agreement.

This Agreement in every respect is strictly confidential and, except as required by law or authorized in writing by UHS, shall not be disclosed by Employee to anyone other than his immediate family and professional representatives, including his attorney or tax accountant, who will be informed of and be bound by, this confidentiality clause.  However, UHS retains the right to discuss the nature of the separation of employment of Employee in its sole discretion to those entities or individuals who may inquire about the nature and/or circumstances of the separation if

Employer deems such disclosure necessary.  Employer also may disclose this Agreement to any third party to ensure Employee’s compliance with its provisions, including, but not limited to, the restrictive covenants set forth in Sections 8 and 9.  Employee expressly waives and releases any claim against Employer or Releasees relating to any disclosure or discussion of the nature of Employee’s separation from employment.

15.Breach of Agreement / Indemnity

Employee agrees that any violation or breach by him of this Agreement shall give rise to an action by the Employer or other Releasees for relief and the Releasees may terminate any severance payments or benefits yet to be paid of vested and also to recover, to the extent permitted by law, all separation payments and benefits described in section 2(a)-(c) above. In addition, Employee agrees to indemnify the Releasees from any loss, cost damage or expense (including reasonable attorneys’ fees) incurred by any or all of them arising out of Employee’s breach of any portion of this Agreement.

16.Arbitration of All Disputes.

Employee and UHS agree that any dispute, controversy or claim arising from or related to this Agreement shall be submitted to final and binding arbitration in Montgomery County, Pennsylvania, subject to UHS’s right to seek injunctive relief in aid of arbitration to enforce its rights under Sections 8 and 9 above. The initiation and conduct of any arbitration shall be in accordance with the then-in effect National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”). Should the AAA refuse to offer its services for any reason, then the Parties shall agree upon another arbitration service provider or, if they are unable to reach agreement on one, one shall be appointed by a court of competent jurisdiction. A judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties further agree that this provision for final and binding arbitration shall not preclude UHS, at its election, from obtaining preliminary or other injunctive relief in court to enforce the provisions of Sections 8 and 9 above, without regard to whether any such claim has been or can be referred to arbitration. Exclusive jurisdiction over, and proper venue for, any such court action will be in the federal and state courts within the Commonwealth of Pennsylvania, the jurisdiction in which UHS is headquartered, and Employee hereby consents to such jurisdiction and venue. Employee further agrees that service of process can be made upon Employee by certified or registered mail, return receipt requested, to Employee’s home address, in addition to any other lawful method of service.

17.Section 409(A).

The payments under this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as short term deferrals under Treas. Reg. Section 1.409A-1(b)(4) and/or by reason of the separation pay exception under Treas. Reg. Section 1.409A-1(b)(9), and to the extent not so exempt, it is intended that the payments will comply with Section 409A of the Code. This Agreement shall be construed and administered in a manner that is consistent with such intent. For purposes of Section 409A of the Code, any right to a series of installment payments pursuant to this Agreement shall be treated as a right to a series of separate payments. This Agreement is intended to be an ad hoc agreement providing payments to be made on fixed payment dates established under Section 2(a). Nothing herein shall be construed as a guarantee of any particular tax treatment and neither the Employer nor any of its affiliates shall have any liability with respect to any failure to comply with the requirements of Section 409A, and Employee shall indemnify and hold harmless Employer for any tax liability or penalty arising from the payments provided for by this Agreement.

18.Entire Agreement/Modification.

The Parties agree that this Agreement constitutes the complete and entire agreement between the Parties, and except as provided herein, no previous agreement, either oral or written, shall have any effect. The Parties further agree that the terms, conditions, and provisions of this Agreement may not be modified by any subsequent agreement, unless the modifying agreement: (i) is in writing; (ii) expressly refers to this Agreement; (iii) is signed and executed by an officer of UHS; and (iv) is signed by Employee.

19.Review and Revocation Period.

Employee has been given at least twenty-one (21) days to consider this Agreement before signing it.  Employee has the right to revoke the Agreement within seven (7) days of signing it by sending a written notice by email and certified mail-return receipt to the Employer to the attention of the General Counsel, Office of the General Counsel, Universal Health Services, Inc., 367 South Gulph Road, King of Prussia, PA 19406.  Otherwise, the Agreement shall become effective and enforceable after eight (8) days following the date Employee signs it.

20.Miscellaneous.

(a)Withholding. UHS may withhold from any amounts payable under this Agreement such federal, state or local income taxes to the extent the same is required to be withheld pursuant to any applicable law or regulation.

(b)Assignment; Successors. Neither Party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) UHS shall have the right freely to assign its rights under this Agreement, including but not limited to those set forth in Sections 8 and 9, to the successors and assigns of Universal Health Services, Inc. or UHS upon any sale of all or substantially all of the assets of Universal Health Services, Inc. or UHS, or upon any merger, consolidation or reorganization of Universal Health Services, Inc. or UHS with or into any other corporation or entity, all as though such successors and assigns of Universal Health Services, Inc. or UHS and their respective successors and assigns were UHS; and (ii) this Employment Agreement shall inure to the benefit of and be binding upon the heirs, permitted assigns or designees of the Employee to the extent of any payments due to the Employee hereunder.

(c)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

(d)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

UHS: UHS of Delaware, Inc. /s/ Steve Filton By: Steve Filton Title: Executive Vice President-CFO Dated: December 4, 2022	EMPLOYEE: Marvin Pember /s/ Marvin Pember Dated: December 4, 2022

EXHIBIT 1

PROPERTY RETURN ADDENDUM

I certify that I have returned all property of UHS of Delaware, Inc. and its parents, affiliates and subsidiaries (together, the “Company”) in my possession, custody or control including all computers, keys, credit cards, originals and copies of all files, books, notebooks, records, manuals, product information, customer information, patient information, pricing and code information, printouts, software and any other documents of the Company.

I further certify that I do not presently possess any Company property or records, including but not limited to those in written or electronic format such as patient records, financial data, business plans, marketing plans and materials, human resources records, logos and or operational data.

/s/ Marvin Pember

Date:  December 4, 2022